UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2015

AgroFresh Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-36316 (Commission File Number)	46-4007249 (I.R.S. Employer Identification Number)

100 S. Independence Mall West Philadelphia, PA (Address of principal executive offices)	19106 (Zip code)

(215) 592-3687
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.  Entry into a Material Definitive Agreement.

On November 18, 2015, two wholly-owned subsidiaries of AgroFresh Solutions, Inc. (the “Company”), AgroFresh Inc. and AF Solutions Holdings LLC, entered into Amendment No. 1 (the “Amendment”) to the Credit Agreement, dated as of July 31, 2015 (the “Credit Agreement”), with Bank of Montreal, as administrative agent (the “Agent”), and the lenders party thereto. An existing provision in the Credit Agreement permits the Company, subject to an overall cap of $12 million per fiscal year and certain other conditions, to pay dividends to the Company’s public stockholders and to redeem or repurchase, through July 31, 2016, the Company’s outstanding warrants for an aggregate purchase price of up to $10 million.  The Amendment expanded the scope of this provision to also permit the repurchase of shares of the Company’s outstanding common stock or other equity securities (subject to the same overall cap and other conditions). Other than the foregoing, the Amendment does not modify the terms of the Credit Agreement.

A copy of the Amendment is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Amendment is qualified in its entirety by reference thereto.

Item 7.01  Regulation FD Disclosure.

On November 18, 2015, the Company announced, among other things, updated guidance for the year ending December 31, 2015. The update is described in the Company’s news release dated November 18, 2015, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The information contained in this Item 7.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in any such filing.

Item 8.01  Other Events.

On November 18, 2015, the Company also announced that its board of directors had authorized a share repurchase program (the “Repurchase Program”). The Repurchase Program authorizes the Company to repurchase in the aggregate up to $10 million of the Company’s publicly-traded shares of common stock. The Repurchase Program will remain in effect for a period of one year, until November 17, 2016, unless terminated earlier by the Company. Under the Repurchase Program, share repurchases may be made on the open market or through private transactions, as determined by the Company’s management and in accordance with prevailing market conditions and Securities and Exchange Commission requirements, including Rule 10b-18 promulgated under the Exchange Act. The timing and amount of any share repurchases will depend on the terms and conditions contained in any purchase plan adopted by the Company pursuant to Rule 10b5-1 under the Exchange Act, the market price of the Company’s common stock and trading volumes, and no assurance can be given that any particular amount of shares will be repurchased. The Company is not obligated to acquire a particular number of shares, and the program may be discontinued at any time at the Company’s discretion.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit Number	Exhibit

10.1	Amendment No. 1 to Credit Agreement, dated as of November 18, 2015.
99.1	Press Release issued by the Company on November 18, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 18, 2015

AGROFRESH SOLUTIONS, INC.

By:	/s/ Thomas Ermi
Name: Thomas Ermi
Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Amendment No. 1 to Credit Agreement, dated as of November 18, 2015.
99.1	Press Release issued by the Company on November 18, 2015.